Exhibit 99.1

Capstar Special Purpose Acquisition Corp. Receives Expected Notice from NYSE Regarding Delayed Quarterly Report

AUSTIN, Texas, June 2, 2021 — Capstar Special Purpose Acquisition Corp. (NYSE:CPSR.U; CPSR; CPSR WS) (the “Company”) today announced that, as expected, on May 25, 2021 it received a notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual, because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) on or prior to the due date thereof. The NYSE informed the Company that, under the NYSE’s rules, the Company has six months from its due date to file the Form 10-Q with the SEC.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on May 24, 2021, as a result of the April 12, 2021 statement released by the Staff of the SEC (the "Staff Statement") relating to accounting and reporting considerations for warrants issued by special purpose acquisition companies such as the Company, the Company required additional time to evaluate its financial statements for the year ended December 31, 2020 and for the quarter ended March 31, 2021.

The Company continues to work diligently with its independent registered public accounting firm to file the Form 10-Q and an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 as soon as practicable.

About the Company

Capstar Special Purpose Acquisition Corp. is a newly organized blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although the Company is not limited to a particular industry or geographic region for purposes of consummating a business combination, the Company intends to focus on businesses in the consumer, healthcare and technology, media and telecommunications industries.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this press release, including, without limitation, regarding the Company’s business strategy, are forward-looking statements. Words such as “expect” and “intend” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the risk factors section of the Company’s final prospectus for its initial public offering and its subsequent filings with the SEC. The Company’s securities filings can be accessed on the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Capstar Special Purpose Acquisition Corp.

Benjamin M. Hanson

512.340.7800
info@capstarspac.com
www.capstarspac.com